  Schedule for Computation of               Initial
  Fund Performance Data                     Invest of:
                                                           $1,000
                                            Offering
  Federated International Growth Fund
                                          Price/Share=     $10.00
  Class B Shares
  Return Since Inception 7/1/97             NAV=            $8.71
    ending 11/30/97

  FYE:  November 30, 1997
                                                                                   Capital    Reinvest   Ending         Total
                                               Beginning
  DECLARED:  Annually               Reinvest     Period      Dividend       Gain      Price     Period     Ending    Investment
  PAID:  Annually                     Dates      Shares       /Share       /Share     /Share    Shares     Price       Value
                                       7/31/97   100.000    0.000000000    0.00000      $0.00   100.000     $10.22
                                                                                                                      $1,022.00
                                       8/31/97   100.000    0.000000000    0.00000      $0.00   100.000      $9.63      $963.00
                                       9/30/97   100.000    0.000000000    0.00000      $0.00   100.000     $10.04
                                                                                                                      $1,004.00
                                      10/31/97   100.000    0.000000000    0.00000      $0.00   100.000      $8.96      $896.00
                                      11/30/97   100.000    0.000000000    0.00000      $0.00   100.000      $8.71      $871.00

                                   Note:  The
                                 Fund has not
                                 paid any
                                 income or ST
                                 capital gain
                                 dividends in
                                 FYE 11/30/97.
  $1,000 (1+T) = Ending Value
                                      T =       -12.90%